Exhibit 3.30

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ATX TELECOMMUNICATIONS SERVICES OF VIRGINIA, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWELFTH DAY OF JULY, A.D. 2000, AT 9 O’CLOCK A.M.

CERTIFICATE OF REVIVAL, FILED THE FIFTEENTH DAY OF JANUARY, A.D. 2004, AT 3:49 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTY-FIRST DAY OF AUGUST, A.D. 2007, AT 4:58 O’CLOCK P.M.

CERTIFICATE OF RESIGNATION OF REGISTERED AGENT WITHOUT APPOINTMENT, FILED THE THIRTEENTH DAY OF MAY, A.D. 2010, AT 1:37 O’ CLOCK P.M.

CERTIFICATE OF REVIVAL, FILED THE EIGHTEENTH DAY OF JANUARY, A.D. 2011, AT 3:26 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ATX TELECOMMUNICATIONS SERVICES OF VIRGINIA, LLC”.

/s/ Jeffrey W. Bullock
3258954 8100H	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9787018
120945651	DATE: 08-17-12
You may verify this certificate online at corp. delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

A LIMITED LIABILITY COMPANY

FIRST: The name of the limited liability company is: ATX Telecommunications Services of Virginia, LLC

SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is: Corporation Services Company.

THIRD: Its purpose is to provide all types of telecommunications, data, internet and other similar services to business, government, residential and other users, including, but not limited to, operation as a public utility, and to engage in any and all other activities permitted by law.

IN WITNESS WHEREOF, the undersigned, being the individual forming the company, has executed, signed and acknowledged this Certificate of Formation this 12th day of July, 2000.

/s/ James J. Freeman
James J. Freeman

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 07/12/2000 001354587 — 3258954 **TOTAL PAGE.02**

CERTIFICATE OF REVIVAL

OF

ATX Telecommunications Services of Virginia, LLC

ATX Telecommunications Services of Virginia, LLC (hereinafter called the “company”), Pursuant to Section 18-1109 of the Limited Liability Company Act of the State of Delaware, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is ATX Telecommunications Services of Virginia, LLC.

2. The date the original certificate of formation of the limited liability company is 7/12/2000.

3. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Delaware 19901.

4. The person executing and filing this Certificate of Revival is authorized to do so.

Executed on this 13th day of January, 2004.

/s/ Neil Peritz
Neil Peritz, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 04:09 PM 01/15/2004 FILED 03:49 PM 01/15/2004 SRV 040032307—3258954 FILE	Delaware Domestic Limited Liability Company Certificate of Revival 6/01 - 1

State of Delaware Secretary of State Division of Corporations Delivered 05:15 PM 08/31/2007 FILED 04:58 PM 08/31/2007 SRV 070979092—3258954 FILE

State of Delaware

Certificate of Amendment

1.	Name of Limited Liability Company: ATX Telecommunications Services of Virginia, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: Article 2, the address of its Registered Office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its Registered Agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 30 day of August, 2007.

By:	/s/ Jennifer Shanders
Name:	Jennifer Shanders
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Title:	Attorney In fact for Charles C. Hunter Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 01:37 PM 05/13/2010 FILED 01:37 PM 05/13/2010 SRV 100504480 — 3258954 FILE

CERTIFICATE OF RESIGNATION OF

REGISTERED AGENT

Pursuant to Section 136 of the General Corporation Law of Delaware, THE CORPORATION TRUST COMPANY hereby resigns as registered agent for the corporations specified in the list annexed hereto.

Written notice of resignation was given to each such corporation on February 19, 2010, by mail or delivery, at its last known address as shown on our records, such date being at least 30 days prior to the filing hereof.

DATED: March 19, 2010

THE CORPORATION TRUST COMPANY

BY:	/s/ Kenneth J. Uva
KENNETH J. UVA, VICE PRESIDENT

ATX Telecommunications Services of Virginia, LLC	3258954
Brightstar Information Technology Services, Inc.	3402163
Capitol Dodge, Inc.	2269102
Clinton-Tecuseh Ford Lincoln-Mercury, Inc.	2171696
VS Liquidation, Inc.	4131786
Wadsworth Ford Sales, Inc.	2976111
Western Nonwovens, Inc.	2798550

State of Delaware

Secretary of State

Division of Corporations

Delivered 04:22 PM 01/18/2011

FILED 03:26 PM 01/18/2011

SRV 110052318 — 3258954 FILE

STATE OF DELAWARE

CERTIFICATE OF REVIVAL OF

A DELAWARE LIMITED LIABILITY COMPANY

PURSUANT TO TITLE 6, SEC. 18-1109

1.	Name of the Limited Liability Company ATX Telecommunications Services of Virginia, LLC.

2.	Date of the original filing with the Delaware Secretary of State: July 12, 2000.

3.	The name and address of the Registered Agent is

The Corporation Trust Company

1209 Orange Street

Wilmington, DE 19801

4.	(Insert any other matters the members determine to include herein).

5.	This Certificate of Revival is being filed by one or more persons authorized to Execute and file the Certificate of Revival.

In witness whereof, the above name Limited Liability Company does hereby certify that the Limited Liability Company is paying all annual Taxes, penalties and interest due to the State of Delaware.

BY:	/s/ Neil Peritz
Authorized Person
Name:	Neil Peritz
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